Exhibit 99.1

Item 10.	Directors and Executive Officers of the Registrant.

The following table, together with the accompanying text, present certain information, as of December 31, 2007, with respect to each of the directors and executive officers of Motive, Inc. (the “Company” or “Motive”).

Name	Age	Position(s) Held with the Company
Alfred T. Mockett	59	Chairman of the Board, Chief Executive Officer
Richard Hanna	53	Chief Operating Officer
Michael Fitzpatrick	54	Chief Financial Officer
Jack Greenberg	58	General Counsel and Secretary
Aramis Alvarez	44	Senior Vice President, World Wide Services
Anna Clepper	46	Vice President, Human Resources
Thomas J. Meredith	58	Director
Virginia Gambale	48	Director
Michael J. Maples, Sr.	65	Director
David Sikora	46	Director

Alfred T. Mockett, Chairman & Chief Executive Officer. Mr. Mockett joined Motive in February 2006 as Chairman and Chief Executive Officer. Prior to joining Motive, Mr. Mockett served as Chairman and Chief Executive Officer of American Management Systems Inc. (AMSY) from 2001 to 2004, a $1 billion IT consulting and professional services company which was acquired in 2004 by the CGI group. Before AMSY, Mr. Mockett served on the Executive Committee of BT from 1991 to 2001 in a range of divisional capacities, including Chief Executive Officer of BT Ignite.

Richard Hanna, Chief Operating Officer. Mr. Hanna joined Motive in August 2006 as Chief Operating Officer. Prior to joining Motive, Mr. Hanna served as President of Corinthian Capital from 2005 to 2006, a management services, advisory and investment company focused on telecommunications and its enabling technologies, and was the President of MCI – Small/Medium Business from 2003 to 2005.

Mike Fitzpatrick, Chief Financial Officer. Mr. Fitzpatrick joined Motive in October 2006 as Chief Financial Officer. Prior to joining Motive, Mr. Fitzpatrick was the Chief Financial Officer of QuickArrow from 2005 to 2006 and was the Chief Financial Officer of Traq Wireless from 2003 to 2005. He is a Certified Public Accountant.

Jack Greenberg, General Counsel and Secretary. Mr. Greenberg joined Motive in August 2006 as General Counsel. Prior to joining Motive, Mr. Greenberg was General Counsel of Corinthian Capital from 2005 to 2006, a management services, advisory and investment company focused on telecommunications and its enabling technologies. He served as President of Jack Greenberg LLC from 2001 to 2006. From 1991 to 2000, Mr. Greenberg held a number of senior legal and management positions at British Telecom, including Senior Vice President, Legal and International Development. He holds a law degree from the Rutgers School of Law.

Aramis Alvarez, Senior Vice President, Worldwide Services. Mr. Alvarez joined Motive in June 2003 as Senior Vice President. Mr. Alvarez was appointed as an executive officer of the Company in September of 2007. Prior to joining Motive, Mr. Alvarez served as Area Vice President for Siebel Software from 2002 to 2003.

Anna Clepper, Vice President, Human Resources. Ms. Clepper joined Motive in September 2000. Ms. Clepper has held various senior management positions at Motive and was appointed as an executive officer of the Company in September of 2007. Prior to joining Motive, Ms. Clepper was at Sterling Software from 1993 to 2000 where she held various senior positions including Vice President of Channel Sales and Vice President of Marketing.

Thomas J. Meredith has served as a Director of Motive since June 2003. In addition, Mr. Meredith sits on the Board of Motorola Inc. and, until recently, served as Executive Vice President and acting Chief Financial Officer at Motorola. He is also currently Chief Executive Officer of MFI Capital, a private investment firm. Mr. Meredith served as Managing Director of Dell Ventures and Senior Vice President of Business Development and Strategy for Dell Computer Corporation from 2000-2001.

Michael J. Maples, Sr. has served as a Director of Motive since June 1997. Mr. Maples currently manages private investments and ranches. From April 1988 to July 1995, Mr. Maples held various management positions at Microsoft Corporation, the most recent of which was Executive Vice President of the Worldwide Products Group and a member of the Office of the President. He also serves as Director of Lexmark International, Inc., a laser and inkjet printer manufacturer, Multimedia Games, a manufacturer of gaming equipment for Indian casinos, and Sonic Industries, a drive-in restaurant franchise.

Virginia Gambale has served as a Director of Motive since July 2004. Ms. Gambale served as a general partner in DB Capital Ventures until her retirement from Wall Street in 2003. Ms. Gambale has also served on a number of public and privately held boards including JetBlue (NASDAQ-JBLU), Workbrain, Synchronoss (NASDAQ-SNCR), IQ Financial and KNOA among others. She is currently the founder and Managing Partner of Azimuth Partners, a private investment firm.

David Sikora has served as a Director of Motive since January 2000. Mr. Sikora served as Chairman and CEO of several leading software companies, including Pervasive Software, Question Technologies and Ventix Systems. In addition, Mr. Sikora served as President and CEO of Houston-based ForeFront Group, Inc., a leading provider of e-Learning solutions for information technology professionals.

Lead Director; Committees of the Board:

In light of the fact that the Company’s Chief Executive Officer also serves as Chairman of the Board, the directors have designated Mr. David Sikora as “lead director”. The Board has established three standing Committees to assist it with the performance of its responsibilities: the Audit Committee, the Compensation Committee and the Nominating Committee. The chart below details the composition of Motive’s Board of Directors and its committees:

	Audit Committee	Compensation Committee	Nominating Committee
Independent Directors:
Virgina Gambale		Chair
Michael J. Maples Sr.	Member	Member
Thomas J. Meredith	Chair		Member
David Sikora	Member		Chair
Non-Independent Directors
Alfred T. Mockett

Audit Committee. The Audit Committee assists the Board in fulfilling its responsibility to oversee (1) the quality and integrity of our financial statements and the process that produces them, (2) our compliance with legal and regulatory requirements and (3) the qualifications and independence of our independent registered public accountants. The Audit Committee also oversees the performance of our internal audit function. The Audit Committee has sole responsibility for the retention and termination of our independent registered public accountants. The Audit Committee operates pursuant to a charter, which can be viewed on our website at www.motive.com under the Investor Relations / Corporate Governance tab. Our Audit Committee consisted of Tom Meredith, Dave Sikora and Harvey White, until Mr. White’s resignation from the Board on October 9, 2007. Mr. White was replaced by Mr. Maples. All of the members of the Audit Committee are independent, as defined under Nasdaq Marketplace Rule 4200(a)(15), and met the independence requirements of rule 10A-3(b)(1)(i) under the Securities Exchange Act of 1934, as well as the requirements of Nasdaq Marketplace Rule 4350(d)(2). Mr. Meredith serves as chairman of the Audit Committee and the Board of Directors has determined that Mr. Meredith qualifies as a “financial expert,” as defined by the rules of the Securities and Exchange Commission. The other Audit Committee members (Mr. Sikora and Mr. Maples) are financially literate for purposes of the SEC rules.

Compensation Committee. The Compensation Committee’s primary function is to support the Board in fulfilling its oversight responsibilities relating to senior management performance, compensation and succession. In this regard, the Board and Compensation Committee strive to align total compensation for the CEO and other senior executives with the long-term interests of the stockholders. The Compensation Committee’s duties include: (1) making recommendations to the Board with respect to all compensation plans covering executive officers, (2) administering our equity plans, and (3) reviewing our employee benefits. The Compensation Committee operates pursuant to a charter, which can be viewed on our website at www.motive.com under the Investor Relations / Corporate Governance tab.

Nominating Committee. The purpose of the Nominating Committee of the Board of is to (1) identify individuals qualified to become Board members; (2) recommend to the Board a slate of director nominees to be elected by the stockholders at each annual meeting of stockholders and, when appropriate, director appointees to take office between annual meetings; and (3) recommend to the Board membership on standing Board committees. The Nominating Committee operates pursuant to a charter, which can be viewed on our website at www.motive.com under the Investor Relations / Corporate Governance tab.

We have a Code of Business Conduct and Ethics (the “Code”), applicable to all of our employees, including our principal executive, accounting and financial officers, which states that we are committed to the highest standards of legal and ethical conduct. This Code sets forth our policies with respect to the way we conduct ourselves individually and operate our business. The provisions of this Code are designed to deter wrongdoing and to promote honest and ethical conduct among our employees, officers and directors. A copy of our Code of Business Conduct and Ethnics is available on our website at www.motive.com under the Investor Relations / Corporate Governance tab.

Item 11.	Executive and Director Compensation.

Executive Compensation

The Compensation Committee is responsible for (a) reviewing and making recommendations to the Board of Directors on matters relating to employee compensation and benefit plans, and (b) reviewing and determining the salaries and bonuses of executive officers of the Company and establishing the general compensation policies for such individuals.

The 2007 compensation structure for the Company’s executive officers was designed to provide incentives for these officers to maximize continued operations of the Company and development of the next generation of the Company’s software products while addressing the demands associated with the ongoing restatement of the Company’s historical financial statements and the resulting litigation and related matters. It is the Company’s general objective to provide our executive officers with (i) base salary at levels appropriate for the goals set for our management team, and (ii) performance-based incentives that reward solid financial and other performance with cash bonuses, restricted stock, and stock option awards.

Overall, the Compensation Committee believes that the compensation provided to our executive officers in 2007 was appropriate in light of the significant change in senior management that occurred during 2006, the extraordinary demands placed on management as a result of the restatement, the resulting litigation and related matters, general economic conditions, assessments of individual and corporate performance, and other relevant factors.

The table below summarizes the total compensation paid or earned by each of our three most highly compensated officers (“Named Executive Officers” or “NEOs”) for the years ended December 31, 2006 and 2007.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	(1) Stock awards ($)	(1) Option awards ($)	(2) All other compensation ($)	Total ($)
Alfred T. Mockett, Chairman and CEO (3)	2007	350,000	334,333	230,601	589,829	87,818	1,592,581
	2006	299,744	210,000	192,641	480,029	74,728	1,257,142

Richard Hanna, Chief Operating Officer (3)	2007	275,000	199,333	—	121,472	75,084	670,889
	2006	110,528	60,000	—	44,229	26,441	241,198

Aramis Alvarez, Senior Vice President (3)	2007	250,000	152,167	—	81,832	44,403	528,402
	2006	250,000	110,000	137,174	79,464	53,165	629,803

(1)	Stock Awards and Option Awards reflect the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123(R).
(2)	All Other Compensation is solely comprised of commuting expenses (air travel, hotel, car rental and meals) reimbursed by the Company for executives not living in Austin.
(3)	We have employment agreements with each of the Named Executive Officers. Under these employment agreements, base salaries for 2007 were established at the following amounts: Mr. Mockett – $350,000; Mr. Hanna – $275,000; and Mr. Alvarez – $250,000. In addition to base salary, each Named Executive Officer is entitled to an annual cash bonus and a retention bonus. The targeted annual cash bonus is equal to a percentage of their annual salary, as follows: Mr. Mockett – 100%; Mr. Hanna – 65%; and Mr. Alvarez – 40%. Cash bonus amounts actually paid in calendar 2007 were determined by the Compensation Committee in its discretion based upon achievement of certain performance metrics. The retention bonus targets were determined by the Compensation Committee based on relative position within the Company and contribution.

Outstanding Equity Awards

Generally, the Compensation Committee makes restricted stock and stock option grants annually to certain of the Company’s executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders, and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each option grant allows the officer to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in a series of installments over a three-year period, contingent upon the officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of our shares appreciates over the option term.

The size of the option grant to each executive officer is set by the Compensation Committee in its discretion at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name and Date of Grant or Award	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Alfred T. Mockett
2/20/2006(1)	437,500	312,500	3.40	2/19/2013
9/25/2007(2)	33,333	166,667	1.85	9/24/2014
2/20/2006(3)	—	—			83,334	116,668
Richard Hanna
8/7/2006(4)	100,000	100,000	2.65	8/5/2013
9/25/2007(5)	16,666	83,334	1.85	9/24/2014
Aramis Alvarez
7/18/2003(6)	49,750	—	5.00	7/17/2010
2/28/2005(7)	17,187	7,813	10.99	2/28/2012

(1)	Option was granted in February 2006 and vests quarterly over three years.

(2)	Option was granted in September 2007 and vests quarterly over three years.
(3)	Restricted Stock was granted in February 2006 and vests quarterly over three years.
(4)	Option was granted in August 2006 and vests quarterly over three years.
(5)	Option was granted in September 2007 and vests quarterly over three years.
(6)	Option was granted in June 2003 and is fully vested.
(7)	Option was granted in February 2005 and vests twenty-five (25) percent upon completion of one full year of service. The remaining seventy-five (75) percent vests quarterly over the next three (3) years.

Retention Bonus Program:

Pursuant to the Company’s Key Employee Incentive Plan, the Company has awarded retention bonuses (“Retention Bonuses”) to certain key employees of the Company, including the NEO’s. The Retention Bonuses are cash awards which vest in accordance with the vesting schedules provided in each participant’s award agreement. In certain situations, the vesting of awards will be accelerated in connection with a change of control of the Company (as discussed below). In order for a participant to be eligible to receive payment pursuant to the Retention Bonus, such participant must have been continuously employed with the Company from the date of the award through the date of payment. In addition, the Company, in its sole discretion, may convert all of the unvested portion of any Retention Bonus to a replacement restricted stock unit award on the terms and subject to the conditions of the Key Employee Incentive Plan.

The Company has granted Retention Bonuses pursuant to the Key Employee Incentive Plan to the NEO’s as described below:

Name	Aggregate Amount of Retention Bonus ($)
Alfred T. Mockett	310,000.00
Richard Hanna	217,000.00
Aramis Alvarez	201,500.00

Each of these Retention Bonuses vests in three equal installments. The first installment vested on December 31, 2007.

Post-Employment Benefits:

The Company currently has employment agreements with all of its NEO’s that include post-employment severance and change-in-control benefits. Our NEO’s are eligible for severance benefits following the occurrence of a change in control (as defined in each employment agreement), if their employment is terminated or if a NEO resigns for good reason (as defined in each employment agreement).

The following table shows the estimated payments and benefits that would be provided to each NEO under his respective employment agreement following a change in control upon termination or resignation for good reason. For Alfred Mockett and Aramis Alvarez the actual accrued bonus amounts would be dependent on when in the year the termination or resignation occurs. The accrued bonus numbers below have been calculated based on fully completed quarters relative to the entire year for Messrs. Mockett and Alvarez. For Richard Hanna, the accrued bonus amount is not prorated but is for one year regardless of when termination or resignation occurs. The severance amounts below for Richard Hanna and Aramis Alvarez are based on the greater of the remaining term of their respective employment agreement or six months. For Alfred Mockett, the severance amount is not prorated but is for one year regardless of when termination or resignation occurs. The Retention Bonus column reflects the change-in-control acceleration of retention bonuses originally to be paid in 2008 thru 2010. See “Retention Bonus Program” above.

	Severance($)	Accrued Bonus($)	Retention Bonus(2) ($)	Total($)
Alfred T. Mockett (1)	350,000	175,000	376,667	901,667
Richard Hanna	137,500	165,000	263,667	566,167
Aramis Alvarez	125,000	50,000	244,833	419,833

(1)	The Company is also required to pay Mr. Mockett’s medical insurance for one year following termination of employment.
(2)	Included in retention bonus for each NEO is their 2008 grant, as follows: Mr. Mockett –$170,000; Richard Hanna – $119,000; Aramis Alvarez – $110,500.

Upon a change in control, all of the then unvested stock options and restricted stock then held by our NEO’s would be immediately vested in full. If a change in control had occurred on December 31, 2007, the following shares would have been subject to such accelerated vesting:

Restricted Stock/Options	Alfred Mockett	Richard Hanna		Aramis Alvarez
Restricted Stock	83,334
Options by Strike Price:
$1.85	166,667	83,334
$2.65		100,000	(1)
$3.40	312,500
$10.99				7,813	(1)

(1)	In the case of a change in control, these unvested stock options will not immediately vest unless the NEO’s employment is terminated as well.

Upon the Company’s termination of employment of any NEO without cause, and not involving a change in control, Richard Hanna and Aramis Alvarez would be entitled to receive cash severance equal to the greater of the remaining term of their respective employment agreement or six months; and Alfred Mockett would be entitled to receive cash severance equal to his annual base salary. The accrued bonus numbers in the table below would be dependent on when in the year the termination occurs and have been calculated based on fully completed quarters relative to the entire year.

Cash Paid Out	Severance($)	Accrued Bonus($)	Total($)
Alfred T. Mockett (1)	350,000	175,000	525,000
Richard Hanna	137,500	82,500	220,000
Aramis Alvarez	125,000	50,000	175,000

(1)	The Company is also obligated to pay Mr. Mockett’s medical insurance for one year following termination of employment.

Director Compensation

Directors fees include an annual retainer for all non-employee directors, fees for service as a board committee chair, fees for service as lead director, and meeting attendance fees. The chart below outlines these fees, which are only applicable to non-employee board members.

Board of Director Fees (non-employee)($)
Annual Retainer:	25,000

Committee Chair Fees:
Audit Committee Chair	20,000
Compensation Committee Chair	10,000
Nominating Committee Chair	5,000

Lead Director Fee:	20,000

Meeting Attendance Fees:
Per Meeting Attended (Board Meetings)	1,500
Per Meeting Attended (Audit Committee Meetings)	1,250
Per Meeting Attended (All Other Committee Meetings)	1,000

Each non-employee director is permitted to choose whether to receive the Annual Retainer, lead director and/or committee chair fees either in cash or in an amount of stock options equivalent in value to the amount of cash that would have been paid plus 20%. Each of our non-employee directors is also eligible to receive equity awards under our equity plans.

2007 Director Compensation

The following table sets forth certain information concerning the compensation earned in 2007 by our non-employee directors who served in 2007.

Director Compensation

Name	Fees earned or paid in cash ($)	(1) Option awards ($)	Total ($)	Total Options Granted as of 12/31/07 (#)	Total Options Granted in 2007 (#)
Thomas J. Meredith	62,750	130,238	192,988	199,574	94,444
Michael J. Maples, Sr.	33,500	104,065	137,565	159,678	44,444
Virginia Gambale	48,500	111,482	159,982	127,136	44,444
David Sikora	57,250	143,460	200,710	224,801	44,444
Harvey White	43,750	131,819	175,569	106,414	22,222

Totals	245,750	621,064	866,814	817,603	249,998

(1)	The amounts under the column heading Options Awards reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123(R), of stock options, and thus include amounts from awards both granted in and prior to 2007.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholders Matters.

Equity Compensation Plan Information

Information regarding stock-based compensation awards outstanding and available for future grants as of December 31, 2007, segregated between stock-based compensation plans approved by stockholders and stock-based compensation plans not approved by stockholders, is presented in the table below.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (#)
Equity compensation plans approved by security holders	3,004,358	$5.34	2,291,807
Equity compensation plans not approved by security holders	833,334	$3.06	—

Totals	3,837,692	$4.95	2,291,807

The following table sets forth certain information with respect to beneficial ownership of our common stock as of December 31, 2007 for:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of the Company’s directors;

•	each of the NEO’s; and

•	all of our directors and executive officers as a group.

Under the rules of the Securities and Exchange Commission, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable under stock options and warrants that are exercisable within 60 days of the date set forth above. Shares issuable under stock options and warrants are deemed outstanding for purposes of computing the percentage ownership of the person holding options or warrants but are not outstanding for purposes of computing the percentage ownership of any other person. Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers to file reports with the SEC regarding their ownership of Company stock and any changes in their beneficial ownership. Based on our records, we believe that all of these reports were filed on a timely basis during 2007.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Common Stock	Alfred T. Mockett (4)	994,286	3.3%
Common Stock	Richard Hanna (5)	116,667	0.4%
Common Stock	Aramis Alvarez (6)	105,275	0.4%
Common Stock	Thomas J. Meredith (7)	103,180	0.4%
Common Stock	Virginia Gambale (8)	79,462	0.3%
Common Stock	Michael J. Maples, Sr. (9)	113,285	0.4%
Common Stock	David Sikora (10)	204,686	0.7%
Common Stock	Special Situations Fund (11)	4,301,092	15.4%
Common Stock	Austin Ventures (12)	4,296,150	15.4%
Common Stock	S Squared Technology (13)	2,525,200	9.0%
Common Stock	T. Rowe Price (14)	2,201,193	7.9%
Common Stock	Directors & executive officers (15)	1,930,666	6.9%

(1)	As reported on the most recent Schedule 13G or 13D (as amended) or Form 4.
(2)	Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge the persons named in this table have sole voting and investment power with respect to all shares of common stock.
(3)	Percentage ownership is based on 27,960,005 shares of common stock outstanding as of March 31, 2008. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of that date are deemed to be outstanding for the purpose of computing the percentage ownership of a person or entity in this table, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.
(4)	Mr. Mocket has sole voting power and sole dispositive power with respect to 444,286 shares. Also includes 533,333 shares subject to options that were exercisable within 60 days and 16,667 shares awarded in February 2008.
(5)	Includes 116,667 shares subject to options that were exercisable within 60 days.
(6)	Mr. Alvarez has sole voting power and sole dispositive power with respect to 36,775 shares. Also includes 68,500 shares subject to options that were exercisable within 60 days.
(7)	Mr. Meredith has sole voting power and sole dispositive power with respect to 26,625 shares. Also includes 76,555 shares subject to options that were exercisable within 60 days.
(8)	Includes 79,462 shares subject to options that were exercisable within 60 days.
(9)	Mr. Maples, Sr. has sole voting power and sole dispositive power with respect to 33,929 shares. Also includes 79,356 shares subject to options that were exercisable within 60 days.
(10)	Mr Sikora has sole voting power and sole dispositive power with respect to 31,820 shares and indirect voting power and dispositive power with respect to 104,814 shares. Also includes 68,052 shares subject to options that were exercisable within 60 days.
(11)	Based upon Amendment No. 1 to Schedule 13G filed with the SEC on December 10, 2007 by Austin W. Marxe and David M. Greenhouse, whose address is 527 Madison Avenue, Suite 2600, New York, New York 10022. Includes 193,966 shares held by Special Situations Cayman Fund, L.P.; 301,158 shares held by Special Situations Technology Fund, L.P.; 1,984,959 shares held by Special Situations Technology Fund II, L.P.; 843,946 shares held by Special Situations Fund III, L.P.; and 977,063 shares held by Special Situations Fund II QP, L.P.
(12)	Based upon the Schedule 13G filed with the SEC on February 11, 2005 by funds and individuals associated with Austin Ventures, including Austin Ventures V, L.P., Austin Ventures V Affiliates Fund, L.P., AV Partners, L.P., Austin Ventures VI, L.P., Austin Ventures VI Affiliates Fund, L.P., AV Partners VI, L.P., Austin Ventures VII, L.P., AV Partners VII, L.P., Joseph C. Aragona, Kenneth P. DeAngelis, Jeffrey C. Garvey, John D. Thornton, Edward E. Olkkola and Blaine F. Wesner, whose address is 300 West Sixth Street, Suite 2300, Austin, Texas 78701. Includes 1,602,460 shares held by AV Partners V, L.P.; 80,135 shares held by Austin Ventures V Affiliates Fund, L.P.; 1,595,547 shares held by Austin Ventures VI, L.P.; 44,875 shares held by Austin Ventures VI Affiliates Fund, L.P.; and 973,133 shares held by Austin Ventures VII, L.P.
(13)	Based upon Amendment No. 2 to Schedule 13G filed with the SEC on January 17, 2008 by S Squared Technology, LLC, S Squared Technology Partners, L.P., Seymour L. Goldblatt and Kenneth A. Goldblatt, whose address is 515 Madison Avenue, New York, New York 10022. Includes 2,185,030 shares held by S Squared Technology, LLC and 340,170 shares held by S Squared Technology Partners, L.P., all of such shares beneficially held by Seymour L. Goldblatt and Kenneth A. Goldblatt.
(14)	Based upon Amendment No. 4 to Schedule 13G filed with the SEC on February 13, 2008 by T. Rowe Price Associates, Inc., whose address is 100 E. Pratt Street, Baltimore, Maryland 21202. Includes 2,201,193 shares held by T. Rowe Price Associates, Inc.
(15)	The address of each executive officer and director is c/o Motive, Inc., Attention: Investor Relations, 12515 Research Blvd., Building 5, Austin, TX 78759.

Item 13.	Certain Relationships and Related Transactions, and Director Independence.

There are no family relationships among our directors or executive officers.

During the year ended December 31, 2007, we did not enter into any material transactions or series of transactions which, in the aggregate, would be considered material in which any officer, director or beneficial owner of 5% or more of any class of our capital stock, or any immediate family member of any of the preceding persons, had a direct or indirect material interest, nor are any such transactions presently proposed.

The information provided in Item 10 of this Exhibit 99.1 is incorporated herein by reference.

Item 14.	Principal Accountant Fees and Services.

On July 27, 2007, our Audit Committee dismissed Ernst & Young, LLP as the Company’s independent accountant and on October 17, 2007, our Audit Committee appointed BDO Seidman, LLP as the Company’s new independent accountant. Reference is made to the Company’s Current Report on Form 8-K dated July 27, 2007, as amended by the Company’s Current Report on Form 8-K/A filed on August 15, 2007, for a discussion of the dismissal of Ernst & Young, disagreements with Ernst & Young on accounting and financial statement disclosure and related matters.

The fees of the Company’s principal accountants are set forth below:

	2006 Ernst & Young ($)	% of Total	2007 Ernst & Young ($)	2007 BDO ($)	2007 Total ($)	% of Total
Audit(1)	364,321	17.2%	54,946	—	54,946	5.1%
Audit related fee(2)	1,545,683	73.2%	635,557	261,876	897,433	82.6%
Tax fees(3)	164,499	7.8%	133,383	—	133,383	12.3%
All other fees	38,171	1.8%	—	—	—	—

Total	2,112,674	100.0%	823,886	261,876	1,085,762	100.0%

(1)	Reflects the aggregate fees billed to the Company for the audit of our annual consolidated financial statements, and for reviews of our quarterly financial statements.
(2)	Reflects the aggregate fees billed to the Company associated with the restatement of our financial statements.
(3)	Reflects the aggregate fees billed to the Company for the preparation of our U.S. federal, international, and expatriate equalization returns, and for tax related research for the respective years.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of

Independent Registered Public Accounting Firm

Our Audit Committee pre-approved all audit and permissible non-audit services provided by our independent registered public accounting firms. These services may include audit services, audit-related services, tax services and other services. Our Audit Committee has adopted a policy for the pre-approval of services provided by our independent registered public accounting firm. Under that policy, pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, our Audit Committee may pre-approve particular services on a case-by-case basis. For each proposed service, our independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval.